Exhibit 10.4A

AMENDMENT NO. 1

TO THE XOMA LTD.

MANAGEMENT INCENTIVE COMPENSATION PLAN

(As Amended and Restated February 20, 2002)

1. Effective as of January 1, 2004, the XOMA Ltd. Management Incentive Compensation Plan (as amended and restated February 20, 2002, the “Plan”) is hereby amended, with respect to all awards under the Plan for Plan Periods beginning on or after such effective date, by:

(a) inserting the phrase “Senior Director,” before the phrase “Director or Manager,” in the first sentence of the second paragraph of Article I of the Plan;

(b) deleting the fourth paragraph of Article I of the Plan in its entirety and substituting in lieu thereof the following:

“Individual awards will be granted in cash and common shares of XOMA based on the average market value of the common shares for the ten trading days prior to the date of the award. Awards will be immediately vested on the distribution date set by the Board of Directors acting in part on the advice of the CEO and the Compensation Committee and expected to be in February or March of the year succeeding the Plan Period. The award to be paid on the distribution date will be comprised of 50% cash and 50% in common shares of XOMA based on the market value formula set forth above.”

(c) inserting the phrase “Senior Director,” before the phrase “Director or Manager,” in the first sentence of Section A of Article IV of the Plan;

(d) deleting the last sentence of Section A of Article IV of the Plan in its entirety and substituting in lieu thereof the following:

“Each participant must maintain eligibility and continue as an Employee until the date of distribution to receive the distribution to be made on that date.”

(e) deleting the table in Section C.2.b. of Article IV of the Plan in its entirety and substituting in lieu thereof the following:

“Participant Level	Company Objectives	Individual Objectives	Performance Objectives
Officer	50%	30%	20%
Senior Director	40%	40%	20%
Director	40%	40%	20%
Manager and Discretionary Participant	30%	50%	20%”

(f) deleting the table in Section C.2.c. of Article IV of the Plan in its entirety and substituting in lieu thereof the following:

“Participant Level	Minimum	Target	Maximum
Officer	12.5%	25%	37.5%
Senior Director	10%	20%	30%
Director	7.5%	15%	22.5%
Manager	5%	10%	15%
Discretionary Participant	3.5%	7%	10.5%”

(g) deleting the phrase “Subject to vesting requirements,” from the second sentence of Section C.3.b. of Article IV of the Plan;

(h) deleting the last sentence of Section C.3.c. of Article IV of the Plan in its entirety;

(i) deleting Sections C.3.d.i. and ii. of Article IV of the Plan in their entirety and substituting in lieu thereof the following:

“i. Subject to other provisions hereof, if a participant’s employment is terminated for any reason, or for no reason, on or before December 31 of any Plan Period or at any time in any subsequent year prior to the distribution date on which awards with respect to any Plan Period are expected to be made, such participant shall forfeit all rights to Incentive Compensation as yet unpaid pursuant to the Plan, unless the CEO determines in her/his sole discretion, that such Employee should continue to participate.

“ii. If an Employee changes employment status from full-time to part-time (less than 30 hours per week), any such change will terminate participation in the Plan and all rights to payments awarded for any Plan Period but payable in a subsequent year, unless the CEO determines in her/his sole discretion, that such Employee should continue to participate.”; and

(j) deleting the phrase “and shall be exercisable during the lifetime of a participant only by such participant or his or her guardian or legal representative” from the first sentence of Section A of Article VII of the Plan.

2. Except as expressly modified hereby, the Plan remains unchanged. This amendment to the Plan shall not effect any payments of awards for Plan Periods ending prior to the effective date hereof, which shall be made in accordance with the Plan as in effect prior to such effective date.

IN WITNESS WHEREOF, XOMA Ltd. has caused this amendment to the Plan to be duly executed as of the date first written above.

XOMA LTD.

By:	/s/ JOHN L. CASTELLO
John L. Castello
Chairman of the Board, President
and Chief Executive Officer

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